FREEPORT-McMoRan COPPER & GOLD INC.
                 STOCK APPRECIATION RIGHTS PLAN


                           SECTION 1

     Purpose. The purpose of the Freeport-McMoRan Copper & Gold Inc. Stock Appreciation Rights Plan (the "Plan") is to provide for the issuance and administration of Stock Appreciation Rights in substitution of Tax-Offset Payment Rights granted by the Company under the Adjusted Plan (as those capitalized terms are defined herein).


                           SECTION 2

     Definitions. As used in the Plan, the following terms shall have the meanings set forth below:

     "Adjusted Plan" shall mean the Freeport-McMoRan Copper & Gold Inc. Adjusted Stock Award Plan.

     "Award" shall mean any Stock Appreciation Right granted under this Plan.

     "Award Agreement" shall mean any written agreement, contract, notice, or other instrument or document evidencing any Award, which may, but need not, be executed or acknowledged by a Participant.

     "Board" shall mean the Board of Directors of the Company.

     "Code" shall mean the Internal Revenue Code of 1986, as amended from time to time.


     "Committee" shall mean the committee of the Board that administers the Plan that is composed of not fewer than two directors, each of whom, to the extent necessary to comply with Rule 16b-3 only, is a "non-employee director" within the meaning of Rule 16b-3. Until otherwise determined by the Board, the Committee shall be the Corporate Personnel Committee of the Board.

     "Company" shall mean Freeport-McMoRan Copper & Gold Inc.

     "Designated Beneficiary" shall mean the beneficiary designated by the Participant, in a manner determined by the Committee, to receive the benefits due the Participant under the Plan in the event of the Participant's death. In the absence of an effective designation by the Participant, Designated Beneficiary shall mean the Participant's estate.

     "Effective Date" shall mean May 2, 2000.

     "Eligible Individual" shall mean any present or former director of the Company who on the Effective Date holds a Stock Option.

     "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended from time to time.

     "Participant" shall mean any Eligible Individual granted an Award under the Plan.

     "Person" shall mean any individual, corporation, partnership, association, joint-stock company, trust, unincorporated organization, government or political subdivision thereof or other entity.

     "Rule 16b-3" shall mean Rule 16b-3 promulgated by the SEC under the Exchange Act, or any successor rule or regulation thereto as in effect from time to time.

     "SAR" shall mean a Stock Appreciation Right.

     "SEC" shall mean the Securities and Exchange Commission, including the staff thereof, or any successor thereto.

     "Shares" shall mean the shares of Class B Common Stock, par value $.10 per share, of the Company and such other securities of the Company or a Subsidiary as the Committee may from time to time designate.

     "Stock Appreciation Right" shall mean any award of stock appreciation rights granted under Section 6 of the Plan.


     "Stock Option" shall mean an option to purchase Shares with Tax-Offset Payment Rights granted by the Company under the Adjusted Plan that is outstanding and unexercised on the Effective Date.

     "Subsidiary" shall mean any corporation or other entity in which the Company possesses directly or indirectly equity interests representing at least 50% of the total ordinary voting power or at least 50% of the total value of all classes of equity interests of such corporation or other entity.

     "Tax-Offset Payment Right" shall mean a right to receive a cash payment upon the exercise of an option to purchase Shares granted by the Company under the Adjusted Plan that is related to and intended to defray the income tax liability associated with such option exercise.


                           SECTION 3

     Administration. The Plan shall be administered by the Committee. Subject to the terms of the Plan and applicable law, and in addition to other express powers and authorizations conferred on the Committee by the Plan, the Committee shall have full power and authority to interpret and administer the Plan and any instrument or agreement relating to, or Award made under, the Plan; establish, amend, suspend or waive such rules and regulations and appoint such agents as it shall deem appropriate for the proper administration of the Plan; and make any other determination and take any other action that the Committee deems necessary or desirable for the administration of the Plan. The Committee shall have no discretion relating to the timing, price and size of Awards granted under the Plan, which shall be determined in accordance with the provisions of Section 6. Unless otherwise expressly provided in the Plan, all designations, determinations, interpretations and other decisions under or with respect to the Plan or any Award shall be within the sole discretion of the Committee, may be made at any time and shall be final, conclusive and binding upon all Persons, including the Company, any Subsidiary, any Participant, any holder or beneficiary of any Award, any stockholder of the Company and any Eligible Individual.


                           SECTION 4

     Eligibility. Each Eligible Individual shall be granted an Award in accordance with the provisions of the Plan.


                           SECTION 5

     (a) SARs Available for Awards. Subject to adjustment as provided in paragraph 5(b), the number of SARs that may be granted under the Plan shall be such number of SARs as results from the application of the award formula set forth in Section 6. If, after the Effective Date, an Award granted under the Plan expires or is exercised, forfeited, canceled or terminated, then the SARs covered by such Award or to which such Award relates, to the extent of any such expiration, exercise, forfeiture, cancellation or termination, shall not thereafter be available for grants or Awards under the Plan.

     (b) Adjustments. In the event that the Committee determines that any dividend or other distribution (whether in the form of cash, Shares, Subsidiary securities, other securities or other property), recapitalization, stock split, reverse stock split, reorganization, merger, consolidation, split-up, spin-off, combination, repurchase or exchange of Shares or other securities of the Company, issuance of warrants or other rights to purchase Shares or other securities of the Company, or other similarcorporate transaction or event affects the Shares such that an adjustment is determined by the Committee to be appropriate to prevent dilution or enlargement of the benefits or potential benefits intended to be made available under the Plan, then the Committee may, in its sole discretion and in such manner as it may deem equitable, adjust any or all of (i) the number of SARs subject to outstanding Awards and (ii) the grant price with respect to any Award and, if deemed appropriate, make provision for a cash payment to the holder of an outstanding Award; provided, that the number of SARs subject to any Award shall always be a whole number.


                           SECTION 6

     (a) Stock Appreciation Rights. Effective as of the Effective Date, each holder of a Stock Option shall receive a number of Stock Appreciation Rights equal to the number of Shares subject to such Stock Option as of the Effective Date multiplied by .6556 (disregarding any fractional Share), provided, however, the holder of such Stock Option shall simultaneously relinquish all Tax-Offset Payment Rights associated with such Stock Option by means of an instrument in form and substance satisfactory to the Company. Except as set forth below, each such SAR shall have the same remaining term and other terms and conditions (whether such terms and conditions are contained in the related Stock Option agreement or in the Adjusted Plan) and shall be exercisable to the same extent as the related Stock Option, with such changes and modifications as are necessary to substitute the SARs for the Tax-Offset Payment Rights. The per Share grant price of each SAR shall be the exercise price of the related Stock Option as of the Effective Date.

     (b) A Stock Appreciation Right shall entitle the holder thereof to receive upon exercise, for each Share to which the SAR relates, an amount in cash equal to the excess, if any, of the fair market value of a Share on the date of exercise of the SAR over the grant price.


                           SECTION 7

     (a) Amendments to the Plan. The Board may amend, suspend or terminate the Plan or any portion thereof at any time, provided that no amendment shall be made without stockholder approval if such approval is necessary to comply with any tax or regulatory requirement. Notwithstanding anything to the contrary contained herein, (i) the Committee may amend the Plan in such manner as may be necessary for the Plan to conform with local rules and regulations in any jurisdiction outside the United States and (ii) any amendment, suspension or termination made in accordance with this Section 7(a) that would affect a holder's rights under an Award in a materially adverse manner may not be made without such holder's consent.

     (b) Amendments to Awards. The Committee may amend, modify or terminate any outstanding Award at any time prior to payment or exercise in any manner not inconsistent with the terms of the Plan, including without limitation, (i) to change the date or dates as of which an Award becomes exercisable, or (ii) to cancel an Award and grant a new Award in substitution therefor under such different terms and conditions as it determines in its sole and complete discretion to be appropriate. Notwithstanding anything to the contrary contained herein, any amendment, modification, or termination made in accordance with this Section 7(b) that would affect a holder's rights under an Award in a materially adverse manner may not be made without such holder's consent.

     (c) Adjustment of Awards Upon the Occurrence of Certain Unusual or Nonrecurring Events. The Committee is hereby authorized to make adjustments in the terms and conditions of, and the criteria included in, Awards in recognition of unusual or nonrecurring events (including, without limitation, the events described in Section 5(b) hereof) affecting the Company, or the financial statements of the Company or any Subsidiary, or of changes in applicable laws, regulations, or accounting principles, whenever the Committee determines that such adjustments are appropriate to prevent dilution or enlargement of the benefits or potential benefits intended to be made available under the Plan.

     (d) Cancellation. Any provision of this Plan or any Award Agreement to the contrary notwithstanding, the Committee may cause any Award granted hereunder to be canceled in consideration of a cash payment or alternative Award made to the holder of such canceled Award equal in value to such canceled Award. The determinations of value under this subsection shall be made by the Committee in its sole discretion.


                           SECTION 8

     (a) Award Agreements. Each Award hereunder shall be evidenced by a writing delivered to the Participant that shall specify the terms and conditions thereof and any rules applicable thereto and that shall, in accordance with the provisions of the Plan, replicate as closely as possible the terms, conditions and other contractual attributes of the Stock Option to which the Award relates, as in effect on the Effective Date.

     (b) Transferability. No Awards granted hereunder may be transferred, pledged, assigned or otherwise encumbered by a Participant except: (i) by will;
(ii) by the laws of descent and distribution; or (iii) pursuant to a domestic relations order, as defined in the Code, if permitted by the Committee and so provided in the Award Agreement or an amendment thereto. Any attempted assignment, transfer, pledge, hypothecation or other disposition of Awards, or levy of attachment or similar process upon Awards not specifically permitted herein, shall be null and void and without effect. The designation of a Designated Beneficiary shall not be a violation of this Section 8(b).

     (c) No Limit on Other Compensation Arrangements. Nothing contained in the Plan shall prevent the Company from adopting or continuing in effect other compensation arrangements, which may, but need not, provide for the grant of stock appreciation rights (subject to stockholder approval of any such arrangement if approval is required), and such arrangements may be either generally applicable or applicable only in specific cases.

     (d) No Right to be Retained. The grant of an Award shall not be construed as giving a Participant the right to be engaged or retained by the Company. The Company may at any time dismiss a Participant from engagement, free from any liability or any claim under the Plan, unless otherwise provided by law or expressly provided in the Plan or in any Award Agreement or any agreement relating to the engagement of the Participant by the Company.

     (e) Governing Law. The validity, construction, and effect of the Plan, any rules and regulations relating to the Plan and any Award Agreement shall be determined in accordance with the laws of the State of Delaware.

     (f) Severability. If any provision of the Plan or any Award is or becomes or is deemed to be invalid, illegal, or unenforceable in any jurisdiction or as to any Person or Award, or would disqualify the Plan or any Award under any law deemed applicable by the Committee, such provision shall be construed or deemed amended to conform to applicable laws, or if it cannot be construed or deemed amended without, in the determination of the Committee, materially altering the intent of the Plan or the Award, such provision shall be stricken as to such jurisdiction, Person or Award and the remainder of the Plan and any such Award shall remain in full force and effect.

     (g) No Trust or Fund Created. Neither the Plan nor any Award shall create or be construed to create a trust or separate fund of any kind or a fiduciary relationship between the Company and a Participant or any other Person. To the extent that any Person acquires a right to receive payments from the Company pursuant to an Award, such right shall be no greater than the right of any unsecured general creditor of the Company.

     (h) Headings. Headings are given to the subsections of the Plan solely as a convenience to facilitate reference. Such headings shall not be deemed in any way material or relevant to the construction or interpretation of the Plan or any provision thereof.


                           SECTION 9

     Effective Date of the Plan. The Plan shall be effective as of the Effective Date.


                           SECTION 10

     Term of the Plan. Subject to Section 5(b), no Award shall be granted under the Plan except the Awards provided for in Section 6. Awards granted hereunder shall continue until their respective expiration dates, and the authority of the Committee to administer, interpret, amend, alter, adjust, suspend, discontinue, or terminate, in accordance with the provisions of the Plan, any such Award or to waive any conditions or rights under any such Award shall extend until the latest such date.